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                                                                   EXHIBIT 23.01



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the pre-effective amendment No. 1 to Registration Statement (Form S-2 No. 333-100316) and related prospectus of Summit Securities, Inc. for the registration of up to $50,000,000 of Investment Certificates, Series B and B-1, and to the incorporation by reference therein of our report dated December 13, 2002, with respect to the consolidated financial statements and schedules of Summit Securities, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.





                                                           /s/ Ernst & Young LLP




Seattle, Washington
February 11, 2003